Joint Filer Information

Names:     Old Master Giotto Fund Ltd., Old Master Capital, LLC, Matt Kishlansky

Address:   Old Master Capital, LLC
           152 West 57th Street 6th Floor
           New York, New York  10038

           Old Master Giotto Fund Ltd.
           c/o Maricorp Services Ltd.
           4th Floor, West Wind Building
           70 Harbor Drive
           PO Box 2075GT
           George Town, Grand Cayman
           Cayman Islands, British West Indies

           Matt Kishlansky
           152 West 57th Street 6th Floor
           New York, New York  10038

Designated Filer:                   Old Master Cimabue Holdings, Ltd.

Issuer and Ticker Symbol:           MBI Financial, Inc. (MBIF.OB)

Date of Event Requiring Statement:  December 27, 2006

The undersigned, Old Master Giotto Fund Ltd., Old Master Capital, LLC and Matt Kishlansky are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Old Master Cimabue Holdings, Ltd. with respect to the beneficial ownership of securities of MBI Financial, Inc.

Signatures:

OLD MASTER CAPITAL, LLC

By: /s/ Matt Kishlansky
    ----------------------
Name: Matt Kishlansky
Title: Managing Member

OLD MASTER GIOTTO FUND LTD.

By: /s/ Aldo Ghisletta
    ----------------------
Name: Aldo Ghisletta
Title:  Director

    /s/ Matt Kishlansky
    ----------------------
Matt Kishlansky